SONDER HOLDINGS INC.
2021 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE STOCK UNIT AWARD AND GLOBAL PERFORMANCE STOCK UNIT AGREEMENT

Sonder Holdings Inc. (the “Company”) has granted to you (the “Participant”) the Performance Stock Unit award described below (the “PSUs”) pursuant to its 2021 Equity Incentive Plan (the “Plan”). The PSUs are subject to the terms and conditions set forth in this Notice of Performance Stock Unit Award and Performance Stock Unit Agreement (the “Notice of Grant”), the Terms and Conditions of Performance Stock Unit Award (attached hereto as Exhibit A), any additional terms and conditions for your country set forth in the Appendix B to Performance Stock Unit Agreement for Non-U.S. Participants (the “Appendix”) (attached hereto as Appendix B), and all other exhibits and appendices to these documents (all together, the “Agreement”) and the Plan.

Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

Participant ____________________________________
Participant I.D. ____________________________________
Grant Number ____________________________________
Grant Date ____________________________________
Vesting Commencement Date ____________________________________
Number of PSUs Granted ____________________________________

Vesting Schedule:

Subject to the acceleration of vesting provisions herein, the PSUs are subject to Performance Conditions (as defined below) and in order for any portion of the PSUs to vest, the Performance Conditions must be met:

1. Performance Vesting.

(a) The Participant will be eligible to receive Target PSUs depending on the extent to which the performance-based vesting conditions described in Appendix A (the “Performance Conditions”) are satisfied during the Performance Period (as defined in Appendix A), subject to the Participant’s continued service with the Company through the vesting date. PSUs that do not vest in accordance with the Performance Conditions as of the Certification Date (as defined in Appendix A) shall be immediately forfeited for no consideration as of the Certification Date. In all cases, if the number of PSUs specified above does not result in a whole number, then no fractional PSUs shall vest.

If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these PSUs, the unvested PSUs will terminate according to the terms of Section 5 of this Agreement.

The Participant’s signature below (or Participant’s electronic signature or other electronic acknowledgement or acceptance of this Agreement or Award) indicates that:

(i)He or she agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.

(iv)He or she has read and agrees to each provision of Section 9 of this Agreement.

(v)He or she will notify the Company of any change to the contact address below.

(vi)He or she acknowledges and agrees that unless otherwise required to comply with Applicable Laws, these PSUs will be subject to recoupment under the Company’s Compensation Recovery Policy.

(vii)The following Data Privacy Declaration of Consent Applies to Participants in All Countries in the European Economic Area and United Kingdom:

In order to grant these PSUs and to implement, administer and manage the Plan, the Company needs to collect, use and otherwise process the Participant’s personal data. He or she explicitly declares his or her consent to the data processing operations described in Section 10 “Data Privacy Consent” of the Terms and Conditions of Performance Stock Unit Award. This includes, without limitation, the transfer of his or her personal data to, and the processing of such data by its stock plan administrator and any additional service provider. He or she may withdraw consent at any time, with future effect and for any or no reason described in Section 10(f).

PARTICIPANT

Signature

Address:

EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.Grant. The Company grants the Participant an award of PSUs as described in the Notice of Grant. Except as otherwise provided in Section 4(b)(i) and (ii) below, if there is a conflict between the Plan, this Agreement, or any other plan or agreement with the Participant governing these PSUs, including, for the avoidance of doubt, the Key Executive Plan (as defined in Section 4(b) below) and related agreements, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these PSUs, including the Key Executive Plan and related agreements.

2.Company’s Obligation to Pay. Each PSU is a right to receive a Share on the date it vests as further described in Section 3 below. Until a PSU vests, the Participant has no right to payment of the Share. Before a vested PSU is paid, the PSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested PSU will be paid to the Participant (or in the event of his or her death, to his or her estate or such other person as specified in Section 6 below) in whole Shares. Subject to the provisions of Section 4(c) and notwithstanding anything in the Plan to the contrary, each vested PSU that has met all requirements for settlement under this Agreement will be settled no later than the applicable Settlement Deadline. “Settlement Deadline” with respect to a particular vested PSU, will be as soon as practicable after vesting but no later than ninety (90) days following the last day of the applicable Performance Period (as defined in Appendix A), and for purposes of Participants who are U.S. taxpayers, no later than March 15 of the calendar year following the calendar year that contains the last day of the Performance Period (or such earlier vesting acceleration event arising under Section 4 below). If any PSU has not met all the requirements for settlement under this Agreement in a manner that would allow it to be settled by the applicable Settlement Deadline, such PSU will be forfeited as of immediately following the applicable Settlement Deadline. In no event will Participant be permitted, directly or indirectly, to specify the taxable year or date of settlement of any PSUs under this Agreement. For the avoidance of doubt, there may be multiple Settlement Deadlines, with each such Settlement Deadline corresponding to a particular PSU.

3.Vesting. These PSUs will vest only under the Performance Conditions in the Notice of Grant, subject to adjustment under Section 4 of this Agreement and Section 13 of the Plan. PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur.

4.Acceleration; Amendment.

(a)Discretionary Acceleration or Amendment. Subject to Section 4(b) below, the Administrator may, pursuant to its authority under, and in accordance with the terms of the Plan, in its discretion, unilaterally (x) accelerate, in whole or in part, the vesting of these PSUs, (y) waive or decrease some or all of the requirements required for vesting of unvested PSUs at any time, or (z) waive or decrease some or all of the requirements for settlement of PSUs at any time, in each case, subject to the terms of the Plan but without the need for Participant consent in any instance, and subject to Section 13(j) of this Agreement; provided, however, that no such acceleration, waiver or decrease shall occur or be effective unless such modification would result in this PSU award remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section 409A, in each case such that none of this Agreement, the PSUs provided under this Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Code Section 409A. If so modified, the vesting date with respect to the applicable PSUs will be deemed for all purposes of this Agreement to be the date specified by the Administrator (provided, that, for purposes of determining the applicable Settlement Deadline under Section 1 of this Agreement with respect to such PSUs, the vesting date will be deemed to be no later than the first date on which the PSUs are no longer subject to a substantial risk of forfeiture for purposes of Code Section 409A). The settlement of the PSUs in Shares pursuant to this Section 4(a) shall in all cases be no later than the applicable Settlement Deadline as set forth in Section 2 above and at a time or in a manner that is exempt from, or complies with, Code Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.

(b)Vesting Upon Change in Control; Certain Qualifying Terminations.

(i)The vesting treatment provided under Section 3(a) of the Appendix shall apply upon a Change in Control instead of any vesting treatment that may be contemplated under the Plan or any other agreement.

(ii)If the Participant is eligible for benefits under the Company’s 2021 or 2023 Key Executive and Change in Control Plan, as applicable (the “Key Executive Plan”), the vesting of the PSUs shall be determined in accordance with and subject to the terms and conditions set forth in Section 3(c) of Appendix A, which shall replace Section 5(a)(iii) of the Key Executive Plan including, for the avoidance of doubt, Section II(3) of the Form Participation Agreement of the Key Executive Plan, which addresses accelerated vesting upon a Qualifying Termination during the Change in Control Period.

(iii)The settlement of the PSUs in Shares pursuant to this Section 4(b) shall in all cases be no later than the applicable Settlement Deadline as set forth in Section 2 above and at a time or in a manner that is exempt from, or complies with, Code Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. In the event of any conflict between the Plan, the Agreement and the Key Executive Plan, the provisions of this Agreement shall prevail.

(c) The Company’s intent is that this PSU award be exempt or excepted from the requirements of Code Section 409A to the extent the Participant is a U.S. taxpayer. However, in an abundance of caution, the Company is including in this subsection, certain Code Section 409A rules that only apply if these PSUs are not exempt or excepted, and then only in certain circumstances. Specifically, Code Section 409A contains rules that must apply to these PSUs if (a) they are not exempt or excepted from Code Section 409A, (b) the Company has any stock that is publicly traded on an established securities market or otherwise at the time Participant’s service terminates, (c) Participant receives acceleration of vesting of these PSUs in connection with a termination of service, and (d) at the time of such termination, Participant is considered a “specified employee” under the Code Section 409A rules. Should these rules ever become applicable to Participant’s PSUs, then notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of these PSUs is accelerated in connection with Participant’s termination as a Service

Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the settlement of such accelerated PSUs will result in the imposition of additional tax under Code Section 409A if such settlement is on or within the six (6) month period following Participant’s termination as a Service Provider, then the settlement of such accelerated PSUs will not occur until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Shares subject to these PSUs will be settled and issued to the Participant’s administrator or executor of his or her estate as soon as practicable following his or her death (subject to Section 6).

5.Forfeiture upon Termination as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, these PSUs will immediately stop vesting and any of these PSUs that have not yet vested will be forfeited by the Participant for no consideration upon the date that Participant ceases to be a Service Provider for any reason, in all cases, subject to Applicable Laws. For the avoidance of doubt, service during any portion of the vesting period shall not entitle the Participant to vest in a pro rata portion of the unvested PSUs. For purposes of the PSUs, the Participant’s status as a Service Provider will be considered to be terminated as of the date the Participant is no longer providing services to the Company, or if different, the Subsidiary, Parent or other member of the Company Group to which the Participant is providing services (the “Service Recipient”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary, unless otherwise required to comply with Applicable Laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

7.Tax Obligations.

(a)Tax Withholding.

(i)The Company shall have no obligation to deliver Shares, or the proceeds of the sale of Shares, until the Participant makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Withholdings. If the Participant is a Service

Provider outside the U.S., the method of payment of Tax Withholdings may be restricted by the Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Withholdings due in connection with his or her participation under the Plan prior to vesting of these PSUs or other relevant taxable or tax withholding event, as applicable, he or she will permanently forfeit the applicable PSUs and any right to receive Shares under such PSUs, and such PSUs will be returned to the Company at no cost to the Company, to the extent permitted by Applicable Laws.

(i)The Company has the right (but not the obligation) to satisfy any Tax Withholdings by withholding from proceeds of a sale of Shares acquired upon payment of these PSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent), and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws.

(ii)The Company also has the right (but not the obligation) to satisfy any Tax Withholdings: (a) by reducing the number of Shares otherwise deliverable to the Participant at settlement of the PSUs; (b) by requiring payment by cash or check made payable to the Company and/or any Service Recipient with respect to which the withholding obligation arises; (c) by withholding from the Participant’s salary, wages or other compensation payable to the Participant; or (d) in any combination of the foregoing, including as provided under (ii) above, or by any other method of withholding determined by the Administrator and to the extent required by Applicable Laws or the Plan, approved by the Company.

(iii)The Company may withhold or account for Tax Withholdings by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax Withholdings directly to the applicable tax authority or to the Company and/or the Service Recipients. If the obligation for Tax Withholdings is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Withholdings.

(iv)Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company or the Service Recipient(s) or former Service Recipient(s) may withhold or account for Tax Withholdings in more than one jurisdiction.

(ii)    Regardless of any action of the Company or the Service Recipient(s), the Participant acknowledges that the ultimate liability for all Tax Withholdings and any and all additional taxes related to the Award, the Shares or other amounts or property delivered under the Award or with respect to the Shares and the Participant’s participation in the Plan is and remains his or her responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient(s). The Participant further acknowledges that the Company and/or the Service

Recipient(s) (a) make no representations or undertakings regarding the treatment of any Tax Withholdings in connection with any aspect of these PSUs and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these PSUs to reduce or eliminate his or her liability for Tax Withholdings or achieve any particular tax result.

(b) Code Section 409A. It is the intent of this Agreement that it and all issuances and benefits to U.S. taxpayers hereunder be exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception under Code Section 409A, or otherwise be exempted or excepted from, or comply with, Code Section 409A, so that none of this Agreement, the PSUs provided under this Agreement, or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or excepted, or to so comply. Each issuance upon settlement of the PSUs under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of the Company Group have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes that may be imposed, or other costs incurred, on Participant as a result of Code Section 409A.

8.    Rights as Stockholder. The Participant’s or any other person’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

9.    Nature of Grant. In accepting these PSUs, the Participant acknowledges, understands and agrees that:

a.THE VESTING OF THESE PSUS IS CONTINGENT UPON CONTINUING AS A SERVICE PROVIDER ON THE RELEVANT VESTING CONDITION(S) AND SATISFACTION OF ANY OTHER CONDITIONS SET FORTH IN THIS AGREEMENT;

b.THESE PSUS, THE AGREEMENT AND PARTICIPATION IN THE PLAN SHALL NOT BE INTERPRETED TO CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE SERVICE RECIPIENT(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS;

c.the grant of these PSUs and the Participant’s participation in the Plan shall not create a right to employment or other service relationship with the Company;

d.this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement;

e.all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations;

f.the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

g.the grant of these PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs or benefits in lieu of PSUs, even if PSUs have been granted in the past;

h.any decisions regarding future Awards, if any, will be in the Company’s sole discretion;

i.he or she is voluntarily participating in the Plan;

j.these PSUs and any Shares acquired under these PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

k.these PSUs and any Shares acquired under these PSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments;

l.the future value of the Shares underlying these PSUs is unknown, indeterminable, and cannot be predicted with certainty;

m.no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these PSUs or of any amounts due to him or her from the payment of these PSUs or the subsequent sale of any Shares;

n.unless otherwise provided in the Plan or by the Administrator in its discretion, the PSUs and the benefits evidenced in this Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

o.the Participant has no claim or entitlement to compensation or damages from (i) any forfeiture of these PSUs resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her employment or service agreement, if any); or (ii) the application of any recoupment or clawback policy.

10.    Data Privacy Notification and Consent Applicable for Participants Outside the U.S. The Company is located at 101 15th Street, San Francisco, CA 94103, USA. If the Participant would like to participate in the Plan, please review the following information about the Company’s data processing practices and declare the Participant’s consent by accepting the Notice of Grant as directed by the Administrator.

a.Data Collection and Usage. The Participant understands that the Company and the Service Recipient(s) collect, process and use certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PSUs or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the purposes of implementing, administering, and managing the Plan. The legal basis, where required, for the collection, processing and use of Data is the Participant’s consent.

b.Stock Plan Administration Service Providers. The Company will transfer Data to its stock plan administrator (the “Stock Plan Administrator”) (including its affiliated companies), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select different or additional service providers in the future and share Data with such other provider(s) serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider(s), with such agreement being a condition to the ability to participate in the Plan.

c.International Data Transfers. The Company and the Stock Plan Administrator are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. If the Participant is outside the United States, the Participant should note that his or her country has enacted data privacy laws that are different from the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.

d.Data Retention. The Company and Service Recipients will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This may mean Data is retained until after the Participant’s termination as a Service Provider.

e.Data Subject Rights. Subject to the conditions set out in the Applicable Laws of the Participant’s jurisdiction, the Participant may, without limitation, have the right to (i) request access or copies of Data that the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, the Participant should contact his or her local human resources representative.

f.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s salary from or employment and career with the Company and/or the Service Recipient will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant PSUs or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain these PSUs). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

11.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares (e.g., these PSUs) under the Plan during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.

12.    Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements. Depending on the country to which laws the Participant is subject, he or she may have certain foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the PSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant’s country may require that the Participant report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that he or she should consult the Participant’s personal tax and legal advisors, as applicable on these matters.

13.    Miscellaneous.

a.Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Sonder Holdings Inc., 447 Sutter Street, Suite 405 #542, San Francisco, CA 94108, USA until the Company designates another address in writing, unless electronic delivery is approved by the Administrator as described in subsection (f) below.

b.Non-Transferability of PSUs. These PSUs may not be transferred other than by will or the applicable laws of descent or distribution.

c.Binding Agreement. If any PSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.

d.Additional Conditions to Issuance of Stock/ Compliance with Law. If at any time the Company determines, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. or non-U.S. federal, state or local law the tax Code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any

other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. If any such listing, registration, qualification, rule compliance, clearance, consent or approval has not been completed by the applicable Settlement Deadline with respect to a PSU in a manner that would allow it to be settled by the applicable Settlement Deadline, such PSU will be forfeited as of immediately following the Settlement Deadline for no consideration and at no cost to the Company. Subject to the terms of this Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of a PSU as the Administrator may establish from time to time for reasons of administrative convenience and any such certificate may be in book entry form.

e.Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

f.Electronic Delivery and Acceptance. The Participant agrees that the Company’s delivery of any documents related to current or future participation in the Plan and these PSUs (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include but does not necessarily include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

1.The Participant may deliver any documents related to the Plan or these PSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

g.    Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

h.    Non-U.S. Appendix. Notwithstanding any provisions in this Agreement, these PSUs shall be subject to any additional terms and conditions for the Participant’s country set forth in the Appendix B to Performance Stock Unit Agreement for Non-U.S. Participants (attached as Appendix B). If the Participant relocates to a country included in the Appendix, the additional terms and conditions for that country will apply to him or her, to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

i.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, however, that no such imposition of other requirements shall occur or be effective unless such imposition would result in these PSUs remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section 409A, in each case such that none of this Agreement, the PSUs provided under this Agreement, or Shares, cash or other property issuable hereunder will be subject to the additional tax imposed under Code Section 409A.
j.    Choice of Law; Choice of Forum. The Plan, this Agreement, these PSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the internal laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these PSUs is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

k.    Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, but subject to Section 13(h), the Administrator may, without the consent of the Participant, modify this Agreement in any of the following manners: (a) take any action permitted by Section 4 of this Agreement, including to waive or decrease, in whole or in part, some or all of the requirements required for vesting of all or a portion of the unvested PSUs; or (b) waive or decrease some or all of the requirements for settlement of PSUs. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these PSUs, or to comply with other Applicable Laws.

l.    Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her or any other Participant.

m.    Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the

Participant to understand the terms of this Agreement and the Plan. If the Participant has received this Agreement, or any other document related to these PSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Appendix A

1.Performance Metrics. This Appendix A contains the Performance Conditions and methodology applicable to the PSUs. Subject to the terms and conditions set forth in the Plan, the Agreement and the Notice of Grant, the number of the PSUs subject to the Award, if any, that become vested during each Performance Period corresponding to a Performance Condition will be determined upon the Committee’s certification, in its sole discretion, of achievement of the applicable Performance Conditions in accordance with this Appendix A, which shall occur within sixty (60) days following the end of each of the applicable Performance Periods (the “Certification Date”) and will also be conditioned on the Participant’s continued employment through and including the last day of the corresponding Certification Date. Capitalized terms used but not defined herein shall have the same meaning as is ascribed thereto in the Agreement, the Notice of Grant or the Plan.

(a)Vesting of PSUs. Upon the Certification Date corresponding to the applicable Performance Condition, the PSUs shall vest in accordance with vesting schedule set forth below. The number of PSUs that will vest on the Certification Date shall be equal to the product of (X) the number of PSUs granted (as specified in the Grant Notice) (the "Granted PSUs"), multiplied by (Y) the PSU Vesting Percentage, multiplied by (Z) the applicable Performance Condition Vesting Percentage (set forth in Section 2).

[Insert for Chief Executive Officer]

PSU Vesting (%)	Performance Metric	Performance Period
[•]%
[•]%
[•]%
[•]%

[Insert for Other Executive Officers]

PSU Vesting (%)	Performance Metric	Performance Period
[•]%
[•]%
[•]%
[•]%

2. Performance Conditions:

1.“ ”.

i.Performance Condition. “ ” means .

ii.Performance Condition Vesting Percentage. “ ”.

a.“ ”.
i.Performance Condition. “ ” means .

ii.Performance Condition Vesting Percentage. “ ”.

b.“ ”.
i.Performance Condition. “ ” means .

ii.Performance Condition Vesting Percentage. “ ”.

c.“ ”.
i.Performance Condition. “ ” means .

ii.Performance Condition Vesting Percentage. “ ”.

3. Change in Control; Certain Qualifying Terminations.

a.In the event of a Change in Control prior to the end of the Performance Period, the Performance Period shall be truncated to end immediately prior to the Change in Control and the attainment of the Performance Conditions and any resulting vesting (the "CIC Vesting Percentage") shall be assessed as of such time in accordance with the Change in Control vesting terms set forth in Section 3(b). The number of PSUs that will vest pursuant to this Section 3(a) shall be equal to the product of (X) number of Granted PSUs, multiplied by (Y) the PSU Vesting Percentage, multiplied by (Z) the applicable CIC Vesting Percentage (set forth in this Section 3).

b.CIC Vesting Percentage Upon a Change in Control.

i.“ ”. The Acceleration Vesting Percentage for the PSUs eligible to vest in connection with the “ ” shall be [·]% if “ ” but the Certification Date has not occurred as of the Change in Control. Otherwise, it shall be 0%.

ii.“ ”. The Acceleration Vesting Percentage for the “ ” shall be:

1.“ ”; or

2.If the “ ” has not been attained immediately prior to the Change in Control, the lower of 60% and the Performance Vesting Condition Percentage applicable to the quarter that follows the Change in Control.

iii.    “ ”. The Acceleration Vesting Percentage for the “ ” shall be determined in accordance with the following schedule “:

[Insert for Chief Executive Officer]

Acceleration Vesting Percentage
[•]%
[•]%
[•]%

[Insert for Other Executive Officers]

Acceleration Vesting Percentage
[•]%
[•]%
[•]%

iv.    “ ”. The Acceleration Vesting Percentage for the “” shall be determined in accordance with the following schedule, or a percentage using linear interpolation if actual performance falls between “ ” and “ ” (and rounded to the nearest whole percentage point, and if equally between two percentage points, rounded up):

Acceleration Vesting Percentage
[•]%
[•]%
[•]%

c.    In the event the Participant becomes eligible for benefits under Section 5 of the Key Executive Plan prior to the end of the Performance Period under circumstances where a Qualifying Termination occurs during the three (3) months prior to the Change in Control, any PSUs that are unvested as of immediately prior to the Qualifying Termination shall remain outstanding until immediately prior to the Change in Control and the Participant shall be eligible for the Change in Control vesting terms set forth in Section 3(a).

APPENDIX B

APPENDIX TO PERFORMANCE STOCK UNIT AGREEMENT
FOR NON-U.S. PARTICIPANTS

Capitalized terms used but not defined in this Appendix B shall have the same meanings as set forth in the Plan, the Notice of Grant and/or the Terms and Conditions of Performance Stock Unit Award (“Terms”).

Terms and Conditions

This Appendix B includes additional terms and conditions that govern these PSUs granted to the Participant under the Plan if he or she resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if Participant relocates to another country after the PSUs are granted, the Administrator shall, in its discretion, determine to what extent the terms and conditions in this Appendix B will apply to the Participant.

Notifications

This Appendix B may also include information regarding securities laws and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of March 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in or sells the Shares acquired under the Plan.

In addition, the information contained in this Appendix B is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the PSUs are granted, the notifications contained herein may not be applicable to the Participant in the same manner.

CANADA

Terms and Conditions

Form of Settlement. The following provision supplements Section 2 of the Terms:

Notwithstanding any discretion in the Plan, PSUs granted to Participants in Canada shall be paid in Shares and do not provide any right for the Participant to receive a cash payment.

Termination of Service. The following provision replaces Section 5 of the Terms:

Upon the Participant’s termination as a Service Provider for any reason, these PSUs will immediately stop vesting and any of the PSUs that have not yet vested will be forfeited by the Participant for no consideration upon the date that Participant ceases to be a Service Provider for any reason, in all cases, subject to Applicable Laws. For the avoidance of doubt, service during any portion of the vesting period shall not entitle the Participant to vest in a pro rata portion of the unvested PSUs. For purposes of these PSUs, the Participant’s status as a Service Provider will be considered to be terminated as of the date the Participant is no longer actively providing services to the Company, or if different, the Subsidiary, Parent or other member of the Company Group to which the Participant is providing services (the “Service Recipient”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Participant is rendering services or the terms of the Participant’s employment contract or service agreement, if any) as of the date that is the earliest of (a) the date the Participant’s service relationship is terminated, (b) the date the Participant receives notice of termination from the Service Recipient, or (c) the date the Participant is no longer actively providing service to the Company or Service Recipient, regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing services for purposes of these PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PSUs under the Plan, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will he or she be entitled to any compensation for lost vesting.

The Administrator shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply if the Participant is a resident of Quebec:

French Language Documents. A French translation of the Terms, this Appendix B and the Plan will be provided to you. The Participant understands that, from time to time, additional information related to the PSUs may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Terms, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern the Participant’s PSUs and the Participant’s participation in the Plan.

Documents en français. Une traduction française des Termes et Conditions, de la présente Annexe et du Régime vous sera fournie. Le Participant comprend que, de temps à autre, des informations supplémentaires relatives aux PSUs peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Toutefois, sur demande, la Société fournira une traduction de ces informations en français dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire dans les Termes et Conditions, et à moins que le Participant n’indique le contraire, la traduction française du présent document et le Régime régira les PSUs du Participant et sa participation au Régime.

Data Privacy. The following provision supplements Section 10 of the Terms:

The Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Participant further authorize the Company or the Service Recipient and the Stock Plan Administrator to disclose and discuss the Plan and the Participant’s participation in the Plan with their advisors. The Participant further authorizes the Company or the Service Recipient to record such information and to keep such information in the Participant’s personnel file. The Participant acknowledges and agree that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes the Company or the Service Recipient, and the Stock Plan Administrator to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

Notifications

Securities Law Information. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of these PSUs within Canada. The Participant will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada through the facilities of a U.S. stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Stock Market.